UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 20, 2015

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 20, 2015, the Board of Directors of Citizens First Corporation (the “Company”) and Citizens First Bank, Inc., the Company’s wholly owned subsidiary, appointed Kent Furlong as a Class I director of the Company and of the Bank, effective immediately, and Jim Henderson as a Class III director of the Company and of the Bank, effective immediately.  Mr. Furlong was appointed to fill the unexpired term of former director Steve Newberry, which will expire in 2016.  Mr. Henderson was appointed to fill the vacancy created by the increase in the number of directors to twelve.  His term as a Class III director will expire in 2018.

Kent Furlong, age 32, is the founder and owner of Hines Furlong Line, Inc., a company headquartered in Nashville, Tennessee that specializes in leasing and chartering inland tank barges to other barge companies and end user chemical and oil companies.  Mr. Furlong is also the Vice President of Business Development of Hunter Marine Transport, Nashville, Tennessee.  Hunter Marine owns and operates a fleet of inland towboats, hopper and deck barges, sand dredges and terminals primarily on the Cumberland, Mississippi and Ohio Rivers.  Mr. Furlong graduated from Bellarmine University.  Originally from Bowling Green, Kentucky, he currently resides in Franklin, Tennessee.  It is expected that Mr. Furlong will serve on the Compensation and Directors Loan Committees of the Board.

Jim Henderson, age 45, has been the County Judge Executive of Simpson County, Kentucky since 1999.  In that position he acts as CEO and Manager of Simpson County government.  Mr. Henderson is on the Executive Board of the Kentucky Association of Counties and the Kentucky County Judge/Executive’ Association and is on the Board of Directors of the Barren River Area Development District.  He also serves on the Barren River District Health Board of Directors where he is a member of the Finance Committee, Community Action of Southern Kentucky, Inc. and the Harry S. Truman Scholarship Foundation Board of Trustees.  Mr. Henderson graduated from Western Kentucky University and currently resides in Franklin, Kentucky. It is expected that Mr. Henderson will serve on the Audit and Governance Committees of the Board.

The Company has had and expects in the future to have banking transactions in the ordinary course of business with its directors and their associates, including corporations, partnerships or other organizations in which the directors have a controlling interest.  All loan and other transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens First Corporation.

By:	/s/ M. Todd Kanipe
M. Todd Kanipe President and Chief Executive
Officer

Date: August 24, 2015

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